UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2008

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 15, 2008, NovaDel Pharma Inc. (“NovaDel”), a Delaware corporation, issued a press release to report its financial results for the first quarter ended March 31, 2008. A copy of the press release is furnished pursuant to this Item 2.02 as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, as it relates to Item 2.02, is being furnished pursuant to Item 2.02 and the press release is being furnished pursuant to Item 9.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2008, the Company received notice from the American Stock Exchange (the “AMEX”) indicating that the Company is not in compliance with certain of the AMEX continued listing standards. Specifically, the AMEX has notified the Company that it is not in compliance with Section 1003(a)(iii) of the AMEX Company Guide with stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years, and Section 1003(a)(iv) of the AMEX Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

In order for the Company to maintain its AMEX listing, the Company must submit a plan by June 13, 2008, advising the AMEX of the actions it has taken, or will take, that will bring the Company into compliance with Section 1003(a)(iv) by November 14, 2008, and Section 1003(a)(iii) by November 16, 2009. The plan may include specific milestones, quarterly financial projections, and details related to any strategic initiatives the Company plans to complete.

The Company has informed the AMEX that it intends to submit such a plan. If the Company fails to submit such a plan or if the plan is not accepted, the AMEX may initiate delisting proceedings. If the AMEX accepts the Company’s plan, the Company may be able to continue its listing for the period ending November 16, 2009 during which time the Company will be subject to periodic reviews to determine if it is making progress consistent with the plan. If the Company does not regain compliance with Section 1003(a)(iv) by November 14, 2008, and with Section 1003(a)(iii) by November 16, 2009, then the AMEX may initiate delisting procedures. There can be no assurance that such plan will be acceptable to the AMEX or that if such plan is acceptable to AMEX, that we will be able to make progress consistent with such plan. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the AMEX Company Guide.

Item 7.01.     Regulation FD Disclosure.

On May 15, 2008, the Company issued a press release announcing receipt of the AMEX notification. A copy of the press release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K, as it relates to Item 7.01, is being furnished pursuant to Item 7.01 and the press release is being furnished pursuant to Item 9.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press release of NovaDel Pharma Inc. dated May 15, 2008, titled “NovaDel Reports Financial Results for First Quarter 2008 – NovaDel Receives Notification of Possible Delisting from AMEX for Non-Compliance with Certain Listing Standards.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ MICHAEL E. SPICER
Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate Secretary

Date: May 16, 2008